Exhibit 8.1

December 27, 2017

1st Constitution Bancorp
2650 Route 130
P.O. Box 634
Cranbury, New Jersey 08512

Dear Ladies and Gentlemen:

We have acted as counsel to 1st Constitution Bancorp, a New Jersey corporation and registered bank holding company (“1st Constitution”), in connection with the proposed merger (the “Merger”) of New Jersey Community Bank, a New Jersey state commercial bank (“NJCB”), with and into 1st Constitution Bank, a New Jersey state commercial bank and the wholly-owned banking subsidiary of 1st Constitution (the “Bank”), with the Bank as the surviving entity, pursuant to the Agreement and Plan of Merger, dated as of November 6, 2017, by and among 1st Constitution, the Bank, and NJCB (the “Merger Agreement”). At your request, and in connection with the filing of the Form S-4 (including the proxy statement-prospectus contained therein, as amended or supplemented through the date hereof, the “Registration Statement”), we are rendering our opinion concerning certain United States federal income tax matters. All capitalized terms used herein, unless otherwise specified, have the meanings assigned thereto in the Merger Agreement.

In providing our opinion, we have examined the Merger Agreement, the Registration Statement, and such other documents as we have deemed necessary or appropriate for purposes of our opinion. In addition, we have assumed that (i) the transaction will be consummated in accordance with the provisions of the Merger Agreement and as described in the Registration Statement (and no transaction or condition described therein and affecting this opinion will be waived by any party), (ii) the statements concerning the transaction and the parties thereto set forth in the Merger Agreement are true, complete and correct, and the Registration Statement is true, complete and correct as of the date hereof and will remain true, complete and correct at all times up to and including the Effective Time, (iii) the factual statements and representations made by 1st Constitution and NJCB in their respective officer’s certificates delivered to us for purposes of this opinion (the “Officer’s Certificates”) are true, complete and correct as of the date hereof and will remain true, complete and correct at all times up to and including the Effective Time, (iv) any such statements and representations made in the Officer’s Certificates “to the knowledge of” any such person or any similarly qualified statement or representation are and will be true, complete and correct without such qualification, and (v) 1st Constitution, NJCB, and their respective subsidiaries will treat the Merger for United States federal income tax purposes in a manner consistent with the opinion set forth below. If any of the above described assumptions are untrue for any reason or if the transaction is consummated in a manner that is different from the manner described in the Merger Agreement or the Registration Statement, our opinion as expressed below may be adversely affected.

We have examined the documents referred to above and the originals, or duplicates or certified or conformed copies, of such records, documents, certificates or other instruments and made such other inquiries as in our judgment are necessary or appropriate to enable us to render the opinion set forth below. In such examination, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as duplicates or certified or conformed copies, and the authenticity of the originals of such latter documents. We have not, however, undertaken any independent investigation of any factual matter set forth in any of the foregoing. The opinion expressed herein is conditioned on the initial and continuing accuracy of the facts, information and representations contained in the aforesaid documents or otherwise referred to above.

Based upon and subject to the foregoing, we are of the opinion that the discussion, descriptions of law and legal conclusions set forth under the caption “Material U.S. Federal Income Tax Consequences of the Merger” contained in the Registration Statement, insofar as it relates to matters of United States federal income tax law and subject to the qualifications, exceptions, assumptions and limitations contained herein and therein, constitutes a fair and accurate summary under current law of the material United States federal income tax consequences of the Merger in all material respects.

We express no opinion on any issue relating to the tax consequences of the transactions contemplated by the Registration Statement other than the opinion set forth above. Our opinion is based on current provisions of the Code, Treasury Regulations promulgated thereunder, published pronouncements of the Internal Revenue Service and case law, any of which may be changed at any time with retroactive effect. Any change in applicable Laws or the facts and circumstances surrounding the transaction, or any inaccuracy in the statements, facts, assumptions or representations upon which we have relied, may affect the continuing validity of our opinion as set forth herein. We assume no responsibility to inform 1st Constitution or NJCB of any such change or inaccuracy that may occur or come to our attention.

We are furnishing this opinion in connection with the filing of the Registration Statement and this opinion is not to be relied upon for any other purpose without our prior written consent. We hereby consent to the filing of this opinion with the Securities and Exchange Commission as an exhibit to the Registration Statement, and to the references therein to us. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended.

/s/ DAY PITNEY LLP DAY PITNEY LLP